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Exhibit 4.1

Shares
Pinnacle Airlines Corp.

Incorporated under the laws of the State of Delaware

CUSIP 723443 10 7
See reverse for certain definitions

This is to Certify that

is the owner of

Fully paid and non-assessable shares of common stock

$0.01 par value per share of Pinnacle Airlines Corp. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        In witness whereof, the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Corporation to be duly affixed hereto.

Dated:

Countersigned and Registered:
EquiServe Trust Company, N.A.

Transfer Agent
and Registrar
By
Authorized Signature

President & Chief Executive Officer

Vice President & Chief Financial Officer Pinnacle Airlines Corp.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM
TEN ENT
JT TEN

as tenants in common
as tenants by the entireties
as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACT Custodian

(Cust)

(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                         hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee
(Please print or typewrite name and address including postal zip code of assignee),

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation, with full power of substitution in the premises.    Dated:

Notice:

The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) guaranteed:

        The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

        Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the corporation will require a bond of indemnity as a condition of the issuance of a replacement certificate.

        The Company's certificate of incorporation and bylaws restrict foreign ownership of shares of the Company's stock. These restrictions currently require that 75% of the voting stock must be owned or controlled, directly or indirectly by "citizens of the United States," as such term is defined in 49 U.S.C. 40102(a)(15) and in administrative interpretations thereof issued by the Department of Transportation, its predecessors and successors, from time to time. All non-U.S. citizens who own (beneficially or of record) shares of the Company's common stock must register their ownership of such shares with the Company. A holder of shares of the Company's common stock may be precluded from voting such shares at the time of any vote of stockholders in the event that (i) the holder is not a citizen of the United States and (ii) the foreign ownership of shares of the Company's voting stock exceeds the limits imposed by U.S. federal law. Upon request, the Company will provide the holder of this certificate with a copy of its certificate of incorporation and bylaws.

        The certificate also evidences the entitles the holder hereof to certain rights (the "Rights") as set forth in a Rights Agreement (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and copy of which is on file at the principal executive offices of Pinnacle Airlines Corp. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Pinnacle Airlines Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request. As described in the Rights Agreement, Rights beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) shall become null and void.

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  Exhibit 4.1